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                                                                 EXHIBIT 10.16.2


                           WESTERN DIGITAL CORPORATION

                            EXECUTIVE RETENTION PLAN

1.      PURPOSE.

        The purpose of the Western Digital Corporation Executive Retention Plan (the "PLAN") is to provide additional incentive compensation to a select group of employees who are considered critical to the management and successful operation of Western Digital Corporation (the "COMPANY").

2.      DEFINITIONS.

        As used herein, the following terms shall have the meanings ascribed thereto below:

        (a) "ACCOUNT" means a bookkeeping account maintained by the Company for each Award to track vesting and value pursuant to Sections 5 and 6.

        (b) "AWARD" means the commitment of the Company to make payments under the Plan to an Eligible Employee selected pursuant to
               Section 4 in amounts determined in accordance with Sections 5 and 6.

        (c) "BASE AMOUNT" means the amount of an Award at the time of its grant, denominated in U.S. Dollars.

        (d)    "BOARD" means the Board of Directors of the Company.

        (e) "CHANGE IN CONTROL" has the meaning set forth in the Deferred Compensation Plan.

        (f) "COMMITTEE" means a committee of the Board consisting solely of two (2) or more Non-employee Directors.

        (g)    "COMMON STOCK" means the common stock of the Company.

        (h) "DEFERRED COMPENSATION PLAN" means the Company's Deferred Compensation Plan as amended or restated.

        (i) "ELIGIBLE EMPLOYEE" means an employee who is part of management or highly compensated (within the meaning of Title I of the Employee Retirement Income Security Act of 1974) regularly employed by the Company or any of its subsidiaries.

        (j) "EMPLOYEE STOCK OPTION PLAN" means the Company's Employee Stock Option Plan as amended or restated.


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        (k)    "NON-EMPLOYEE DIRECTOR" means a director who is both a
               "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

        (l) "PARTICIPANT" means any Eligible Employee to whom an Award is granted.

        (m) "UPSIDE OPTIONS" means the options awarded, if any, pursuant to the Employee Stock Option Plan, to a Participant to give them the opportunity to increase the value of the award.

3.      ADMINISTRATION OF THE PLAN.

        3.1 ADMINISTRATOR. The Plan shall be administered by the Board, which shall have complete discretion and authority to interpret and construe the Plan and any Awards issued thereunder, decide all questions of eligibility and benefits (including underlying factual determinations), and adjudicate all claims and disputes.

        3.2 ADMINISTRATIVE RULES. The Board may (a) adopt, amend, and rescind rules and regulations relating to the Plan; (b) determine the Base Amount and any other terms and provisions of Awards not inconsistent with the Plan, (c) construe the provisions of the Plan and Awards; and (d) make all determinations necessary or advisable for administering the Plan. Any such actions by the Board shall be consistent with the provisions of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan or Award into effect, and it shall be the sole and final judge of such expediency. The determinations of the Board on the matters referred to in this Section 3.2 shall be final and binding on all interested parties.

        3.3 DELEGATION. The Board may delegate any of its responsibilities with respect to the Plan to the Committee.

4.      AWARDS.

        4.1 ELIGIBILITY AND GRANTS OF AWARDS. Subject to the express provisions of the Plan, Awards may be granted to Eligible Employees by the Board or the Committee. Upon the date of any such grant, or any effective date of such grant specified by the Board or Committee different from the date the grant decision is made, the Award shall be effective and the recipient thereof shall be a Participant with respect to that Award. Each Award granted pursuant to the Plan shall be evidenced by a memorandum from the Company to the recipient specifying the Base Amount of the Award and such other terms as the Board or Committee shall deem necessary or desirable.


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        4.2    Awards may consist of all cash or Upside Options but will, in general, consist of both a cash portion and Upside Options. All Upside Option grants will be made at the fair market value of the stock on the date of grant pursuant to the Employee Stock Option Plan.

        4.2 CONTINUED EMPLOYMENT. The grant of an Award to an Eligible Employee pursuant to the Plan shall not give the Eligible Employee any right to be retained in the employ of the Company; and the right and power of the Company to dismiss or discharge any Eligible Employee or Participant, with or without cause, for any reason or no reason, is specifically reserved.

        4.3 NO PROPERTY RIGHTS. The grant of an Award to an Eligible Employee pursuant to the Plan shall not be deemed the grant of a property interest in any assets of the Company. Each Award evidences only a general obligation of the Company to comply with the terms and conditions of the Plan and make payments in accordance with the Plan from the assets of the Company that are available for the satisfaction of obligations to creditors. The Company shall not segregate any assets in respect of any Awards or Accounts. The rights of a Participant to benefits under this Plan shall be solely those of a general, unsecured creditor of the Company.

        4.4 NO RIGHTS AS A SHAREHOLDER. A Participant shall have no dividend, voting, or any other rights as a shareholder with respect to any Award.

5.      CREDITS TO ACCOUNTS.

        5.1    CREDITS

               (a) The Company will not increase or decrease the value of the
                   Award.

               (b) The potential increase or decrease in the value of the overall Award will be reflected in the Upside Options granted to the Participant.

6.      VESTING AND PAYMENT.

        6.1 VESTING. Except as provided below, Participants will have no vested interest in any Award prior to vesting thereof or in excess of the amount thereof vested. Each Award shall vest in a manner described by the Board of Directors. The Upside Options shall vest according to the same schedule as the Award. Notwithstanding the foregoing, however, vesting shall immediately cease upon termination of the Participant's employment with the Company for any reason, and no vesting credit shall be given for partial years, regardless of the reason for termination of the Participant's employment with the Company. If a participant's employment with the Company terminates for any reason , he or she shall immediately forfeit all nonvested Awards and account balances.


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        6.2    CHANGE IN CONTROL. Notwithstanding the foregoing, all Awards shall vest in their entirety immediately prior to any Change in Control.

        6.3 PAYMENTS. Within sixty (60) days of vesting, the Company shall pay to the Participant an amount equal to the product of the cash portion of the Award and the applicable vesting percentage.

        6.4 PAYMENTS ONLY TO PARTICIPANT. Payments pursuant to any Award shall be made only to the Participant recipient of that Award or his or her survivors.

        6.5 TAX LIMITS. Notwithstanding anything herein to the contrary, if the Company's tax deduction for any payment under the Plan would be disallowed under Section 162(m) or 280G of the Internal Revenue Code of 1986, as amended, or for any other reason, the Company may, in its discretion, defer payment of the excess amount, but only to the extent that, and for so long as, the Company's tax deduction for the payment would be disallowed. Amounts that are deferred for this reason will accrue interest at the rate described in the Deferred Compensation Plan.

        6.6    DEFERRAL.

               (a) A Participant may elect prior to beginning of the calendar year during which a portion of the Award will vest to defer receipt of any or all cash payments due in the following calendar year under the Plan. Such election shall be made, and any such deferral shall be effected and administered, in accordance with the Deferred Compensation Plan.

               (b) The value derived from the Upside Options are not eligible for deferral under the Deferred Compensation Plan.

7.      TAXES.

        7.1 WITHHOLDING. The amounts payable to a Participant under the Plan shall be reduced by any amount that the Company is required to withhold with respect to such payments under applicable law.

        7.2 PARTICIPANT TAXES. The Company is not responsible for, and makes no representation or warranty whatsoever in connection with, the tax treatment hereunder, and each Participant should consult his or her own tax advisor.

8.      AMENDMENT OR TERMINATION.

        The Board may, from time to time, amend, modify, change, suspend, or terminate, in whole or in part, any or all provisions of the Plan, except that no amendment, modification, change, suspension, or termination may affect any right of any Participant, without his or her consent, with respect to any Award granted prior to the effective date of such amendment, modification, change, suspension, or termination.


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9.      ASSIGNMENT.

        No right or interest to or in any Award, payment or benefit to a Participant shall be assignable by such Participant except by will or the laws of descent and distribution. No right, benefit or interest of a Participant hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or set off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process or assignment by operation of law. Any attempt, voluntarily or involuntarily, to effect any action specified in the immediately preceding sentences shall, to the full extent permitted by law, be null, void and of no effect; provided, however, that this provision shall not preclude a Participant from designating one or more beneficiaries to receive any amount that may be payable to such Participant under the Plan after his or her death and shall not preclude the legal representatives of the Participant's estate from assigning any right hereunder to the person or persons entitled thereto under his or her will, or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his or her estate.

10.     GENERAL.

        10.1 LAWS GOVERNING. The substantive laws of the State of California shall govern the validity, construction, enforcement and interpretation of the Plan and all Awards, unless otherwise specified therein.

        10.2 GOOD FAITH DETERMINATIONS. No member of the Committee or the Board shall be liable, with respect to the Plan or any Award, for any act, whether of commission or omission, taken by any other member or by any officer, agent, or employee of the Company, nor, excepting circumstances involving his or her own bad faith, for anything done or omitted to be done by himself or herself. The Company shall indemnify and hold harmless each member of the Committee and Board from and against any liability or expense hereunder, except in the case of such member's own bad faith.

        10.3 EFFECT OF HEADINGS. Section headings contained in the Plan are for convenience only and shall not affect the construction or interpretation of the Plan.

        10.4 INVALID PROVISIONS. If any provision of the Plan or any Award granted hereunder is held to be illegal, invalid or unenforceable under present or future laws effective during the term of the Plan, such provision shall be fully severable; the Plan or such Award shall be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part of the Plan or such Award; and the remaining provisions of the Plan or such Award shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or severance from the Plan or such Award. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of the Plan or such Award a provision as similar in terms to such illegal, invalid or unenforceable provision as is possible and still be legal, valid and enforceable.


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        10.5   SET-OFF. The Company shall be entitled, at its option and not in lieu of any other remedies to which it may be entitled, to set off any amounts due the Company or any affiliate of the Company against any amount due and payable by the Company or any affiliate of the Company to a Participant pursuant to this Plan or otherwise.

        10.6 WAIVERS. No waiver of any term or condition hereof shall be binding unless it is in writing and signed by the Company and the affected Participant. The waiver by any party of a breach of any provision of this Plan shall not operate or be construed as a waiver of any subsequent breach by any party.

        10.7 INUREMENT. The rights and obligations under the Plan and any related agreements shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Participants and their beneficiaries and legal representatives.

        10.8 ENTIRE AGREEMENT. This Plan constitutes the entire agreement between the Company and the Participants concerning the subject matter hereof, and supersedes all other agreements, whether written or oral, with respect to such subject matter.


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